Exhibit 99.1

For immediate release:	Media Relations Contact
March 4, 2019	Patricia Kelly
212-733-3810

Investor Relations Contact
Bryan Dunn
212-733-8917

Pfizer Prices $5,000,000,000 Debt Offering

NEW YORK, NY, March 4, 2019 — Pfizer Inc. (NYSE: PFE) today announced the pricing of a debt offering consisting of five tranches of notes:

$500,000,000 aggregate principal amount of 2.800% notes due 2022

$750,000,000 aggregate principal amount of 2.950% notes due 2024

$1,750,000,000 aggregate principal amount of 3.450% notes due 2029

$750,000,000 aggregate principal amount of 3.900% notes due 2039

$1,250,000,000 aggregate principal amount of 4.000% notes due 2049

Pfizer intends to use the net proceeds for general corporate purposes, including to refinance, redeem or repurchase existing debt and to repay a portion of its outstanding commercial paper.

The closing of the offering is expected to occur on March 11, 2019, subject to satisfaction of customary closing conditions.

Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as joint book-running managers for the offering.

The offering of these securities is being made only by means of a prospectus. Copies may be obtained by calling Barclays Capital Inc. at (888) 603-5847, Deutsche Bank Securities Inc. at (800) 503-4611, Goldman Sachs & Co. LLC at (866) 471-2526 and J.P. Morgan Securities LLC at (212) 834-4533.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the notes, nor will there be any sale of the notes in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

About Pfizer

At Pfizer, we apply science and our global resources to bring therapies to people that extend and significantly improve their lives. We strive to set the standard for quality, safety and value in the discovery, development and manufacture of healthcare products. Our global portfolio includes medicines and vaccines as well as many of the world’s best-known consumer health care products. Every day, Pfizer colleagues work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Consistent with our responsibility as one of the world’s premier innovative biopharmaceutical companies, we collaborate with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world. For more than 150 years, we have worked to make a difference for all who rely on us. We routinely post information that may be important to investors on our website at www.pfizer.com. In addition, to learn more, please visit us on http://www.pfizer.com/ and follow us on Twitter at @Pfizer and @Pfizer_News, LinkedIn, YouTube, and like us on Facebook at Facebook.com/Pfizer.

Forward-Looking Statements

This press release contains forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “will,” “may,” “could,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” “goal,” “objective,” “aim,” “seek” and other words and terms of similar meaning or by using future dates in connection with any discussion of, among other things, expectations regarding the completion of the notes offering and the use of proceeds. A list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended December 31, 2018, including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Risk Factors,” in our Current Reports on Form 8-K, and in the prospectus supplement and accompanying prospectus, in each case including in the section thereof captioned “Risk Factors.” You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements, and you are cautioned not to put undue reliance on forward-looking statements. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the Securities and Exchange Commission (the “SEC”). You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-K, 10-Q and 8-K reports and our other filings with the SEC.

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